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                                                                    EXHIBIT 23.3

                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS

Forefront Venture Partners, L.P.
Santa Clara, California

    We hereby consent to the incorporation by reference in the joint proxy statement/prospectus constituting a part of this Registration Statement on Form S-4 of Synopsys, Inc. of our report dated February 9, 2001, except for Note 4, as to which the date is March 30, 2001, relating to the financial statements of Forefront Venture Partners, L.P. appearing in Avant! Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

    We also consent to the reference to us under the caption "Experts" in the joint proxy statement/prospectus.

/s/  BDO SEIDMAN, LLP

BDO Seidman, LLP
San Jose, California

December 18, 2001